Exhibit 10.18

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (the “Agreement”) is made and entered into this 29th day of June, 2005, by and between The November Group Ltd. (the “Advisor”) and BlastGard International, Inc. (the “Company”).

WHEREAS, the Advisor is willing and capable of providing various advisory services, hereinafter defined, for and on behalf of the Company; and

WHEREAS, the Company desires to retain the Advisor as an independent advisor and the Advisor desires to be retained in that capacity upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Advisory Services. The Company hereby retains the Advisor as an independent advisor to the Company and the Advisor hereby accepts and agrees to such retention. The Advisor shall render to the Company such services as set forth on Exhibit A, attached hereto and by reference incorporated herein.

2. Time, Place and Manner of Performance. The Advisor shall be available for advice and counsel to Company and representatives and agents of the Company at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Advisor to any specific service, shall be determined in the sole discretion of the Advisor.

3. Term of Agreement. The Term of this Agreement shall commence on the date of this Agreement and shall continue for 36 months, unless terminated earlier pursuant to the provisions herein. The Term of this Agreement may be extended as mutually agreed by the parties.

4. Compensation. In full consideration of the services to be provided for the Company by the Advisor, as fully set forth in Exhibit A, upon execution of this Agreement, the Company agrees to compensate Advisor in the manner set forth on Exhibit B.

5. Expenses. The Company shall reimburse the Advisor for reasonable and necessary expenses incurred in connection with the provision of services under this Agreement, such as travel, courier, long distance telephone, printing or similar out-of-pocket expenses, upon presentation by Advisor of an itemized account of such expenditures. Expenses in excess of $200 must be pre-approved by the Company.

6. Termination. This Agreement may be terminated at any time by either party, with or without cause, by delivery of written notice of termination by the terminating party to the non-terminating party. The termination date shall be effective 60 days after receipt of said written notice of termination.

7. Confidentiality. The Advisor recognizes and acknowledges that it has and will have access to certain confidential information of the Company and its affiliates that are valuable, special and unique assets and property of the Company and such affiliates. The Advisor will not, during or after the

Term of this Agreement, disclose, without the prior written consent or authorization of the Company, any of such information to any person, except to authorized representatives of the Advisor or his affiliates, for any reason or purpose whatsoever. In this regard, the Company agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

8. Conflict of Interest. The Advisor shall be free to perform services for other persons. The Advisor will notify the Company of Advisor’s performance of consulting services for any other person which could conflict with Advisor’s obligations under this Agreement. Upon receiving such notice, the Company may terminate this Agreement or consent to the Advisor’s outside consulting activities. It is hereby mutually agreed that, for purposes of this Section 8, a conflict of interest shall consist of the Advisor and/or Howard Safir providing services to a direct competitor of the Company, and that Howard Safir’s activities as a security consultant for SafirRosetti and/or ChoicePoint shall not constitute a conflict unless SafirRosetti and/or ChoicePoint provide services to a direct competitor of the Company.

9. Disclaimer of Responsibility for Acts of the Company. The obligations of Advisor described in this Agreement consist solely of the furnishing of information and advice to the Company in the form of services. In no event shall Advisor be required by this Agreement to represent or make management decisions for the Company. All final decisions with respect to acts and omissions of the Company or any affiliates and subsidiaries, shall be those of the Company or its affiliates, and Advisor shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such acts or omissions.

10. Indemnity. The Company shall protect, defend, indemnify and hold Advisor and his assigns and attorneys, accountants, employees, officers and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys’ fees) of every kind and character resulting from or relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Company herein; or (b) any legal action, including any counterclaim, to the extent it is based upon alleged facts that, if true, would constitute a breach of any representation, warranty, covenant or agreement made by the Company herein; or (c) negligent or willful misconduct of the Company or any employee or agent of the Company occurring during the Term hereof.

11. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail or overnight courier to the principal office of each party.

12. Assignment. This Agreement may not be assigned by either party.

13. Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Florida and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, shall be brought only in a court of competent jurisdiction within the State of Florida.

14. Severability and Enforceability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

15. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties.

16. Waiver and Modification. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

17. Counterparts and Facsimile Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

ADVISOR:		COMPANY:

THE NOVEMBER GROUP LTD.		BLASTGARD INTERNATIONAL, INC.

By:	/s/ Howard Safir	By:	/s/ James F. Gordon
	Howard Safir, Chief Executive Officer		James F. Gordon, Chief Executive Officer

Address:		Address:

137 Charles Street		129000 Automobile Blvd., Suite D
Annapolis, Maryland 21401		Clearwater, Florida 33762

EXHIBIT A

THE ADVISOR AGREES TO PROVIDE THE FOLLOWING SERVICES TO THE COMPANY:

The Advisor shall provide services to the Company as an independent advisor for the Company. The Advisor shall perform the following duties:

(1)	The Advisor will work with the Company to develop and assist in the implementation of a market penetration strategy in order to enable the Company to meet its objectives with respect to the U.S. marketplace;

(2)	The Advisor will assist the Company in developing and sustaining a systematic effort to bring BlastGard technology to the attention of key decision-makers in the Department of Defense, the Department of Homeland Security, New York City Police, Fire and Emergency Services, FBI and other Police/Fire Organizations in the USA;

(3)	The Advisor will provide assistance in identifying and developing teaming or partnering opportunities for the Company; and

(4)	The Advisor will perform such other services to the Company as mutually agreed upon by the Company and the Advisor.

ADVISOR:		COMPANY:

THE NOVEMBER GROUP LTD.		BLASTGARD INTERNATIONAL, INC.

By:	/s/ Howard Safir	By:	/s/ James F. Gordon
	Howard Safir, Chief Executive Officer		James F. Gordon, Chief Executive Officer

Exhibit A

EXHIBIT B

FOR ALL SERVICES TO BE RENDERED BY THE ADVISOR UNDER THIS AGREEMENT, THE COMPANY AGREES TO COMPENSATE THE ADVISOR AS FOLLOWS:

(1)	In return for the performance of services described herein, the Company agrees to compensate the Advisor by issuing to the Advisor 100,000 shares of common stock of the Company. The shares of common stock are subject to restrictions on transfer, as required by applicable federal and state securities laws.

(2)	The Company will pay to the Advisor a fee equal to 6% of Net Revenue (as defined below) actually paid to the Company by new clients or other persons (each, a “Third Party”) directly introduced by The Advisor under this Agreement.

The Company will pay to the Advisor a fee equal to 2.5% of Net Revenue (as defined below) actually paid to the Company by any Third Party that was not introduced by The Advisor under this Agreement, if the Company requests in writing the Advisor’s participation with such relationship, and the Advisor in fact agrees to and does participate in such relationship.

For purposes of this Agreement, the term “Net Revenue” shall mean revenue actually received by the Company from Third Parties in respect of sales of the Company’s products and/or services, or license fees, net of taxes payable by the Company with respect to such amounts and all direct expenses incurred by the Company in generating such revenue (including, without limitation, expenses paid to the Advisor pursuant to Section 5 of this Agreement).

ADVISOR:		COMPANY:

THE NOVEMBER GROUP LTD.		BLASTGARD INTERNATIONAL, INC.

By:	/s/ Howard Safir	By:	/s/ James F. Gordon
	Howard Safir, Chief Executive Officer		James F. Gordon, Chief Executive Officer

Exhibit B